EXHIBIT 10.17

STONERIDGE, INC.
DIRECTORS’ SHARE OPTION PLAN
SHARE OPTION AGREEMENT

     Stoneridge, Inc. (the “Company”), for $1.00 and other valuable consideration, the receipt of which is hereby acknowledged, pursuant to and in accordance with the Directors’ Share Option Plan (the “Plan”), hereby grants to XXX (the “Director”) the right to purchase (the “Option”), at the option of the Director, an aggregate of XXX Common Shares, without par value, of the Company (the “Shares”), at $XX.XX per share, upon the following terms and conditions:

     1. Exercise Date. The Option granted herein vests and is exercisable on and after XXX.

     2. Manner of Exercise. The Option granted herein, when vested, subject to the limitations and conditions set forth in this Agreement, may be exercised in blocks of 50 or more Shares on and after XXX, and prior to a date ten years from the date hereof, but not thereafter, by (i) the giving by the Director to the Company, at its corporate offices in Warren, Ohio, of a written notice of such election, and specifying the number of Shares then being purchased and (ii) the payment by the Director to the Company of the purchase price of the Shares so specified. Upon receipt of such notice, payment and any required representation, the Company will promptly cause certificates for such number of Shares so purchased to be issued and delivered to the Director; but no Shares will be issued and delivered upon any exercise of this Option unless and until, in the opinion of counsel for the Company, any and all applicable federal and state securities laws pertaining to the issuance and delivery of such Shares have been complied with in full. In addition, as a condition to the exercise of the Option and the obligation of the Company to issue Shares upon the exercise thereof, the proposed recipient of the Shares shall make any representation or warranty necessary to comply with any applicable law or regulation or to confirm any factual matter reasonably requested by the Company or its counsel.

     If the Director’s status as an “Eligible Director” (as defined in the Plan) terminates for any reason other than death or disability, then (i) to the extent the Option held by the Director is not vested as of the date of termination it shall automatically terminate on such date; and (ii) unless otherwise determined by the Board of Directors at or after the date hereof or the termination date, to the extent this Option has vested as of the date of such termination, such Option may only be exercised for a period of 90 days from the date of termination or XXX, whichever is sooner.

     3. Payment of Purchase Price. Payment of the purchase price may be made in cash or in Shares of the Company valued at the closing sales price per Share (or if there are no sales, then the average of the closing bid and asked price per Share) on the New York Stock Exchange on the last trading day preceding the date on which the Option is exercised.

     4. Death and Disability. Upon the death or permanent and total disability of the Director, the Option must be exercised, if at all, within the period ending on the first anniversary of that death or permanent and total disability. In the case of death, the Option may be exercised only by the Director’s estate or the person designated by the Director by will, or as otherwise designated by the laws of descent and distribution. Notwithstanding the foregoing, in no event may the Option be exercisable after XXX, and it may be exercised after the Director’s death only with respect to Shares which were Vested Shares at the time of the Director’s death. For purposes hereof, “permanent and total disability” means a permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

     5. Transferability. The Option and the Director’s rights therein are not transferable by the Director, except upon the death of the Director as provided in Paragraph 4. The Option is exercisable (subject to any other applicable restrictions on exercise) only by the Director (or any guardian or other legal representative duly appointed for the Director) for the Director’s own account, except in the event of the Director’s death or permanent and total disability as provided in Section 4.

     6. Changes in Capital Structure. On any change in the number or kind of outstanding Shares of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, share split, share dividend, combination of shares or any other change in the corporate structure or Shares of the Company, the Company, by action of the Board of Directors, is empowered to make such adjustment, if any, in the number and kind of Shares subject to this Option and in the price per Share to be paid upon any subsequent exercise of this Option as it considers reasonably appropriate for the protection of the Company and of the Director.

     7. Intent. The Option does not, and is not intended to, qualify as an “Incentive Stock Option”, as defined in IRC Section 422(b) of the tax code. The Option is to be construed as a nonqualified stock option.

     8. Securities Law Compliance. Notwithstanding any provision of this Agreement to the contrary, the Option is not exercisable unless, at the time the Director attempts to exercise the Option, in the opinion of counsel for the Company, all applicable securities laws, rules and regulations have been complied with. The Director agrees that the Company may impose such restrictions on the Shares as are deemed advisable by the Company, including, without limitation, restrictions relating to listing or trading requirements. The Director further agrees that certificates representing the Shares may bear such legends and statements as the Company considers appropriate or advisable to assure, among other things, compliance with applicable securities laws, rules and regulations.

     9. Rights of the Director. The granting of the Option does not confer any right on the Director to continue as a director of the Company. The Director has no dividend, voting or other rights of a shareholder with respect to the Shares that are subject to the Option prior to the purchase of those Shares upon exercise of the Option and the execution and delivery of all other documents and instruments considered necessary or desirable by the Company in connection therewith.

     10. Miscellaneous. This Agreement, the Option and the Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, the parties have subscribed their names hereto as of the date first above written.

Dated: XXX
Stoneridge, Inc.
By:

The foregoing Option is hereby accepted.
(Signature)